Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth Heiss, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces 2012 Fourth Quarter and Year End Results

Newton, MA (February 15, 2013):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and year ended December 31, 2012.

Results for the quarter ended December 31, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2012 were $75.5 million, or $0.43 per share. This compares to Normalized FFO for the quarter ended December, 2011 of $67.9 million, or $0.42 per share.

Net income was $44.6 million, or $0.25 per share, for the quarter ended December 31, 2012, compared to net income of $38.6 million, or $0.24 per share, for the quarter ended December 31, 2011.  Net income for the quarter ended December 31, 2012 includes a gain on lease terminations of approximately $479,000, or less than $0.01 per share, related to our agreement with subsidiaries of Sunrise Senior Living, Inc., or Sunrise, to terminate early our leases of 10 senior living communities that were scheduled to expire in December 2013.  Net income for the quarter ended December 31, 2011 includes a non-cash impairment of assets charge of $796,000, or less than $0.01 per share, related to one property then being offered for sale.

The weighted average number of common shares outstanding totaled 176.6 million and 160.9 million for the quarters ended December 31, 2012 and 2011, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2012 and 2011 appears later in this press release.

Results for the year ended December 31, 2012:

Normalized FFO for the year ended December 31, 2012 were $295.9 million, or $1.75 per share. This compares to Normalized FFO for the year ended December 31, 2011 of $258.0 million, or $1.73 per share.

Net income was $135.9 million, or $0.80 per share, for the year ended December 31, 2012, compared to net income of $151.4 million, or $1.01 per share, for the year ended December 31, 2011.  Net income for the year ended December 31, 2012 includes a loss on early extinguishment of debt of $6.3 million, or $0.04 per share, related to the prepayment of a portion of the outstanding principal balance of our Federal National Mortgage Association, or FNMA, secured term loan, a non-cash impairment of assets charge of approximately $3.1 million, or $0.02 per share, related to one property, a gain on lease terminations of approximately $375,000, or less than $0.01 per share, related to our agreement with Sunrise to terminate early our leases of 10 senior living communities that were scheduled to expire in December 2013, and a loss on sale of properties of approximately $101,000, or less than $0.01 per share, related to the sale of one property in July 2012.  Net income for the year ended December 31, 2011 includes a gain on sale of properties of approximately $21.3 million, or $0.14 per share, related to the sale of seven properties in the second quarter of 2011, non-cash impairment of assets charges of approximately $2.0 million, or $0.01 per share, related to four properties and a loss on early extinguishment of debt of approximately $427,000, or less than $0.01 per share, in connection with replacing our revolving credit facility in June 2011.

The weighted average number of common shares outstanding totaled 169.2 million and 149.6 million for the years ended December 31, 2012 and 2011, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the years ended December 31, 2012 and 2011 appears later in this press release.

Recent Investment and Sales Activities:

Since October 1, 2012, we have acquired 11 properties for total purchase prices of approximately $145.2 million, including the assumption of approximately $21.9 million of mortgage debt and excluding closing costs:

•                  In November 2012, we acquired a previously disclosed property leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or an MOB, with 33,796 square feet located in Tennessee for approximately $9.2 million, excluding closing costs.  Upon acquisition, this property was 100% leased to six tenants for weighted (by rents) average lease terms of 6.0 years.

•                  In December 2012, we acquired a previously disclosed senior living community located in Tennessee with 90 living units for approximately $11.5 million, excluding closing costs.  All the residents at this community currently pay for occupancy and services with private resources.  A subsidiary of Five Star Quality Care, Inc., which together with its subsidiaries we refer to as Five Star, manages this community for our taxable REIT subsidiary, or TRS, pursuant to a long term management agreement.

•                  In December 2012, we acquired a senior living community located in Texas with 78 living units for approximately $9.0 million, excluding closing costs.  All the residents at this community currently pay for occupancy and services with private resources.  Five Star manages this community for our TRS pursuant to a long term management agreement.

•                  In December 2012, we acquired a previously disclosed MOB with 76,637 square feet located in Minnesota for approximately $15.1 million, including the assumption of approximately $9.6 million of mortgage debt and excluding closing costs.  Upon acquisition, this property was 100% leased to 10 tenants for weighted (by rents) average lease terms of 7.8 years.

•                  In December 2012, we acquired two MOBs with a total of 62,418 square feet located in Colorado for a combined purchase price of approximately $16.4 million, excluding closing costs.  Upon acquisition, these properties were 96% leased to 10 tenants for weighted (by rents) average lease terms of 5.7 years.

•                  In December 2012, we acquired two MOBs with a total of 80,216 square feet located in Texas for a combined purchase price of approximately $23.6 million, excluding closing costs.  Upon acquisition, these properties were 91.7% leased to 16 tenants for weighted (by rents) average lease terms of 5.2 years.

•                  In January 2013, we acquired a previously disclosed senior living community located in Washington State with 150 living units for approximately $22.4 million, including the assumption of approximately $12.3 million of mortgage debt and excluding closing costs.  All the residents at this community currently pay for occupancy and services with private resources.  We leased this property to subsidiaries of Stellar Senior Living, LLC, a privately owned senior living operating company.

•                  In February 2013, we acquired two MOBs with a total of 144,900 square feet located in Washington State for a combined purchase price of approximately $38.0 million, excluding closing costs.  Upon acquisition, these properties were 100% leased to Seattle Genetics, Inc. for 5.4 years.

In January 2013, we entered into an agreement to acquire one MOB for approximately $14.6 million, excluding closing costs.  The MOB is located in Mississippi and includes 71,824 square feet.  The closing of this acquisition is contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase this property.

We are also currently marketing for sale a senior living community located in Pennsylvania which we classified as held for sale as of December 31, 2012.

In December 2012, we terminated a previously disclosed agreement to acquire a senior living community located in Mississippi with 197 living units for approximately $25.2 million.  We terminated this agreement based upon our diligence findings.

Other Recent Developments:

In May 2012, we entered into an operations transfer agreement, or the Operations Transfer Agreement, with Sunrise and Five Star related to 10 senior living communities that we were then leasing to Sunrise.  The Operations Transfer Agreement provides that we and Sunrise would accelerate the December 31, 2013 termination date of these Sunrise leases, that we would lease the 10 communities to our TRS and that Five Star would manage the communities pursuant to long term management agreements.  The leases for all of the 10 senior living communities were terminated prior to December 31, 2012.  We have now entered into management agreements with Five Star with respect to all 10 of these communities.

Recent Financing Activities:

In October 2012, we repaid a mortgage loan encumbering one of our properties that had a principal balance of $4.2 million, an interest rate of 6.5% and a maturity date in January 2013.

In January 2013, we issued 11,500,000 common shares in a public offering, raising gross proceeds of approximately $273.7 million, before underwriting discounts and expenses.  We used the net proceeds (approximately $262.1 million) of this offering to repay borrowings outstanding under our revolving credit facility and for general business purposes, including funding in part acquisitions of properties described above and possible future acquisitions.

Conference Call:

On Friday, February 15, 2013, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and year ended December 31, 2012.  The conference call telephone number is (800) 553-0288.  Participants calling from outside the United States and Canada should dial (612) 332-0530.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Friday, February 22, 2013. To hear the replay, dial (320) 365-3844.  The replay pass code is: 279891.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The recording and retransmission in any way of SNH’s fourth quarter conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Fourth Quarter 2012 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 392 properties located in 40 states and Washington, D.C. as of December 31, 2012. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AN AGREEMENT TO ACQUIRE A MOB.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR OR MAY BE DELAYED OR ITS TERMS MAY CHANGE; AND

•                  THIS PRESS RELEASE STATES THAT WE HAVE ONE PROPERTY CLASSIFIED AS HELD FOR SALE.  WE MAY NOT BE ABLE TO SELL THIS PROPERTY ON TERMS ACCEPTABLE TO US OR OTHERWISE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Financial Information

(amounts appearing in the table below are in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Revenues:
Rental income	$124,039	$120,327	$460,811	$422,166
Residents fees and services	70,125	16,276	184,031	27,851
Total revenues	194,164	136,603	644,842	450,017

Expenses:
Depreciation	36,969	31,145	141,456	113,265
Property operating expenses	73,388	27,079	201,263	68,967
General and administrative	7,411	6,528	31,517	26,041
Acquisition related costs	2,580	5,692	9,394	12,239
Impairment of assets	—	796	3,071	1,990
Total expenses	120,348	71,240	386,701	222,502

Operating income	73,816	65,363	258,141	227,515

Interest and other income	160	581	1,117	1,451
Interest expense	(29,814)	(27,425)	(117,240)	(98,262)
Loss on early extinguishment of debt (1)	—	—	(6,349)	(427)
Gain on lease terminations (2)	479	—	375	—
(Loss) gain on sale of properties (3)	—	—	(101)	21,315
Equity in earnings of an investee	80	28	316	139
Income before income tax expense	44,721	38,547	136,259	151,731
Income tax (expense) benefit	(85)	52	(375)	(312)
Net income	$44,636	$38,599	$135,884	$151,419

Weighted average shares outstanding	176,554	160,946	169,176	149,577

Net income per share	$0.25	$0.24	$0.80	$1.01

(1)                   In August 2012, we prepaid approximately $199.2 million of the outstanding principal balance of our FNMA secured term loan.  As a result of this prepayment, we recorded a loss on early extinguishment of debt of approximately $6.3 million consisting of a debt prepayment premium, legal fees and the write off of unamortized deferred financing fees.  In June 2011, we recorded a loss on early extinguishment of debt of approximately $427,000 in connection with replacing our revolving credit facility.

(2)                   In May 2012, we entered an agreement with Sunrise for early terminations of leases for 10 senior living communities which were previously scheduled to terminate on December 31, 2013; the leases for all of the 10 communities were terminated prior to December 31, 2012, and resulted in a gain on lease terminations.

(3)                   In July 2012, we sold one MOB for approximately $1.1 million and recognized a loss on sale of approximately $101,000.  During the second quarter of 2011, we sold seven properties for total sales prices of approximately $39.5 million and recognized a gain on sale of approximately $21.3 million.

Financial Information (continued)

(dollars appearing in the table below are in thousands)

(unaudited)

Balance Sheet:

	At December 31, 2012	At December 31, 2011
Assets
Real estate properties	$5,183,307	$4,721,591
Less accumulated depreciation	750,903	630,261
	4,432,404	4,091,330
Cash and cash equivalents	42,382	23,560
Restricted cash	9,432	7,128
Deferred financing fees, net	29,410	25,434
Acquired real estate leases and other intangible assets, net	115,837	100,235
Loan receivable (1)	—	38,000
Other assets	118,537	97,361
Total assets	$4,748,002	$4,383,048

Commitments and Contingencies

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$190,000	$—
Senior unsecured notes, net of discount	1,092,053	965,770
Secured debt and capital leases	724,477	861,615
Accrued interest	15,757	22,281
Assumed real estate lease obligations, net	13,692	17,778
Other liabilities	65,455	42,998
Total liabilities	2,101,434	1,910,442
Shareholders’ equity	2,646,568	2,472,606
Total liabilities and shareholders’ equity	$4,748,002	$4,383,048

(1)                   In May 2011, we entered a Bridge Loan agreement with Five Star under which we agreed to lend Five Star up to $80.0 million to fund a portion of Five Star’s purchase of a portfolio of six senior living communities.  As of December 31, 2011, Five Star had repaid $42.0 million, and in April 2012, Five Star repaid the $38.0 million which was then outstanding under this Bridge Loan, resulting in the termination of the Bridge Loan.

Funds from Operations and Normalized Funds from Operations

(amounts appearing in the table below are in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income	$44,636	$38,599	$135,884	$151,419
Depreciation expense	36,969	31,145	141,456	113,265
Loss (gain) on sale of properties (2)	—	—	101	(21,315)
Impairment of assets	—	796	3,071	1,990
FFO	81,605	70,540	280,512	245,359
Acquisition related costs	2,580	5,692	9,394	12,239
Loss on early extinguishment of debt (3)	—	—	6,349	427
Gain on lease terminations (4)	(479)	—	(375)	—
Percentage rent (5)	(8,200)	(8,300)	—	—
Normalized FFO	$75,506	$67,932	$295,880	$258,025

Weighted average shares outstanding	176,554	160,946	169,176	149,577

FFO per share	$0.46	$0.44	$1.66	$1.64
Normalized FFO per share	$0.43	$0.42	$1.75	$1.73
Distributions declared per share	$0.39	$0.38	$1.54	$1.50

(1)                   We calculate FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as other adjustments currently not applicable to us.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include estimated percentage rent in the period to which we estimate that it relates rather than when it is recognized as income in accordance with GAAP and exclude acquisition related costs, loss on early extinguishment of debt, gain on lease terminations and loss on impairment of intangible assets, if any.  We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility agreement and public debt covenants, the availability of debt and equity capital to us, our expectation of our future capital requirements and operating performance and our expected needs and availability of cash to pay our obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that FFO and Normalized FFO may facilitate an understanding of our historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in our Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

(2)                   In July 2012, we sold one MOB for approximately $1.1 million and recognized a loss on sale of approximately $101,000.  During the second quarter of 2011, we sold seven properties for total sales prices of approximately $39.5 million and recognized a gain on sale of approximately $21.3 million.

(3)                   In August 2012, we prepaid approximately $199.2 million of the outstanding principal balance of our FNMA secured term loan.  As a result of this prepayment, we recorded a loss on early extinguishment of debt of approximately $6.3 million consisting of a debt prepayment premium, legal fees and the write off of unamortized deferred financing fees.

(4)                   In May 2012, we entered an agreement with Sunrise for early terminations of leases for 10 senior living communities which were previously scheduled to terminate on December 31, 2013; the leases for all of the 10 communities were terminated prior to December 31, 2012, and resulted in a gain on lease terminations.

(5)                   In calculating net income in accordance with GAAP, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include estimated amounts of percentage rent in our calculation of Normalized FFO for each quarter of the year, and the fourth quarter Normalized FFO calculation excludes the amounts included during the first three quarters.  During the fourth quarters of 2012 and 2011, we recognized $10.5 million and $11.3 million of percentage rent for the years ended December 31, 2012 and 2011, respectively.  During the third quarter of 2012, we recognized $350,000 of percentage rent as a result of the September 1, 2012 lease terminations of three senior living communities formerly leased to Sunrise.

(END)